Nu Skin Enterprises, Inc.
2005
Executive Incentive Plan

I.        Purpose

This 2005 Executive Incentive Plan (the “Plan”) is adopted by Nu Skin Enterprises, Inc. (the “Company”) to reward selected executives through the payment of cash incentive awards (the “Incentive Awards”) for outstanding performance related to the accomplishment of strategic business objectives and goals.

II.         Objectives

The objectives of the Plan are to: i) attract, motivate, and retain an executive by emphasizing pay for performance incentives that provide the opportunity to earn total compensation competitive with the current market; ii) reward an executive for the achievement of the Company’s strategic business objectives and goals; iii) promote teamwork within and across divisions, regions, countries and departments; iv) enhance operational efficiency; v) generate new revenue while maintaining the current revenue base; vi) increase operating profit; and vii) motivate the achievement of individual goals.

III.         Administration

The Plan shall be administered under the direction of the Compensation Committee. The Plan and all changes to the Plan are subject to the approval of the Compensation Committee of the Board of Directors of the Company.

IV.         Terms of Plan

         A.         Eligibility

(1)	Participants. Executives who are to participate in the Plan (the “Participants”) shall be recommended by the CEO and approved by the Compensation Committee from time to time.

(2)	Participant Eligibility. To be eligible to receive an Incentive Award under this Plan, a Participant must, unless otherwise approved by the Compensation Committee:

a.	be employed at the time of the payment of Incentive Award; and

b.

be actively employed (not on a leave-of-absence) by the Company or its affiliates for a minimum of six weeks during the applicable Incentive Period. In the event a Participant is not actively employed during the entire Incentive Period, the Incentive Award for such Incentive Period will be prorated based on the number of days the executive was actively employed during the Incentive Period divided by the total number of days in the Incentive Period.

        B.          Effective Date

The effective date of the Plan is January 1, 2005. The Plan shall remain in effect until terminated by the Compensation Committee. This Plan supercedes all previously adopted incentive plans related to Company executives.

         C.         Modifications

The Plan can be terminated or modified by the Compensation Committee at any time. The Company shall provide written notification of any such termination or modification to all Participants.

         D.         Incentive Periods

(1)

Semi-Annual Incentive Periods. The Plan shall have two six-month incentive periods (the “Semi-Annual Incentive Periods”) each year commencing on January 1st and July 1st, respectively. The bonus for each semi-annual period is based on 25% of the annual base salary as defined in G (1) below.

(2)

Quarterly Incentive Periods. In addition, the Plan shall have four quarterly incentive periods (the “Quarterly Incentive Periods”) commencing on the first day of each of the Company’s fiscal quarters. The bonus for each quarterly period is based on 12.5% of the annual base salary as defined in G (1) below.

(3)	The Semi Annual Incentive Periods and the Quarterly Incentive Periods are collectively referred to as the “Incentive Periods,” and individually as an “Incentive Period.”

         E.         Incentive Targets

(1)

Critical Success Factors. Operating profit and revenue shall be the critical success factors used to determine whether an Incentive Award shall be paid for an Incentive Period and the amount of any such Incentive Awards to be paid to a Participant under the Plan.

(2)

Establishment of Incentive Targets. A minimum level, budget level and stretch level operating profit target (the “OP Targets”) and a minimum level, budget level and stretch level revenue target (the “Rev Targets”) shall be established for the Company for each Incentive Period. The targets established under this Plan for purposes of determining the achievement of Incentive Awards are referred to in this Plan as the “Targets.” Targets shall also be established for each country and may be established for regions. In the event Targets are established for a region, they shall be determined by taking the sum of the Targets for each of the countries in such region except as otherwise provided by this Plan. The Compensation Committee must approve all Targets for each Incentive Period.

(3)

New Markets. Typically, a newly opened market will be treated outside this Plan in determining regional or country specific targets and results due to the uncertainty and volatility associated with the new market. Incentives for new markets will be determined by the CEO and the CFO and approved by the Compensation Committee, including the appropriate time for the new market to be included in the regional or country calculation for the Plan.

(4)

Calculation of Revenue and Operating Profit. For purposes of determining the achievement and amount of the Incentive Awards under this Plan, actual revenue and operating profit stated in local currency determined in accordance with GAAP shall be used. In the event Targets for a region are established, actual revenue and operating profit shall be determined by taking the sum of the revenue and operating profit for each of the countries in such region determined in accordance with GAAP adjusted to a common currency. The definition of operating profit may vary from country to country and region to region and will be defined by the CEO and the CFO and approved by the Compensation Committee. Subject to the approval of the Compensation Committee, adjustments can be made at any time to the method for calculating operating profit for purposes of this Plan by the CEO and CFO, to eliminate one-time charges, adjust for changes in transfer pricing, adjust for unjustified differences between operating expenditures and budgeted expenditures, and to adjust for any other factors that the CEO and CFO determine to be relevant.

         F.         Incentive Award Thresholds

(1)

Operating Profit Threshold. In the event that the Company’s actual operating profit is less than the minimum OP Target for the applicable Incentive Period, no Incentive Award shall be paid to any Participant for such Incentive Period; provided, however, if a Participant has a country and/or a regional OP Target, the portion of the Incentive Award based on such Targets may still be paid to the Participant if actual operating profit for such country and/or region is equal to or greater than the minimum OP Target for such country and /or region.

(2)

Other Thresholds. If actual performance is less than the minimum Target of another specified Target for a Participant in any given Incentive Period, the portion of the Incentive Award tied to such Target shall not be paid for such Incentive Period, but this shall not affect the payment of the portion of the Incentive Award tied to other Targets in which performance is equal to or greater than the minimum Target of the applicable Target except as provided in Paragraph (1) above; provided, however, that Participants who have regional OP Targets shall not be paid any portion of the Incentive Award based on regional Targets if the operating profit for the region is less than the minimum OP Target for the region.

(3)	Performance Rating Threshold. A Participant must also be performing at a “bonus eligible” performance level as determined in accordance with the Company’s most recent performance evaluations.

         G.         Incentive Awards

(1)

Incentive Awards. In the event the relevant operating profit threshold has been satisfied, the total Incentive Award for a Participant for any Incentive Period shall be determined by multiplying the applicable portion (as set forth in Paragraph D) of Participant’s base salary (as defined below) by the sum of all of the Adjusted Bonus Percentages applicable for such Incentive Period with respect to the Targets where the required performance thresholds have been met. Base salary shall be the base salary that is in effect on the date the final Incentive Award is calculated and shall include foreign-service premiums, but shall not include cost of living allowances or any other premiums.

(2)

Bonus Percentages. A target bonus percentage (the “Bonus Percentage”) will be established for each Participant representing a percentage of base salary. Seventy percent of such Bonus Percentage will be allocated to Rev Targets and 30% shall be allocated to OP Targets. For division heads and regional vice presidents, the revenue portion may be divided between overall Company revenue performance and region or division revenue performance as approved by the Compensation Committee. Assigned Bonus Percentages shall be adjusted (the “Adjusted Bonus Percentages”) as set forth in Paragraphs (3)(a), (3)(b) and (3)(c) below for each Incentive Period based on actual performance in such Incentive Period.

(3)	Adjusted Bonus Percentages. The formulas described in parts (a), (b) and (c) below are used to adjust the Bonus Percentage for both revenue and operating profit.

a.

In the event that actual performance equals or exceeds the minimum level Target, but is less than the budget level Target, the Bonus Percentage for such Incentive Period and such Target shall be adjusted in accordance with the following formula:

Adjusted Bonus Percentage = Bonus Percentage * [.50+ (.50* ((Actual Performance - Minimum Level Target)/(Budget Level Target - Minimum Level Target))]

The formula results in a 50% negative adjustment to the applicable Bonus Percentage at the minimum level Target, with the Adjusted Bonus Percentage increasing linearly to equal the applicable Bonus Percentage at the budget level Target.

b.

In the event that actual performance equals or is greater than the budget level Target and less than the stretch level Target, the Bonus Percentage for such Incentive Period and such Target shall be adjusted in accordance with the following formula:

Adjusted Bonus Percentage = Bonus Percentage * [1+ ((Actual Performance - Budget Level Target)/(Stretch Level Target - Budget Level Target))]

The formula results in a linear adjustment to the applicable Bonus Percentage with the Adjusted Bonus Percentage increasing to 200% of the applicable Bonus Percentage at the stretch level Target.

c.

In the event that actual performance equals or exceeds the stretch level Target, the Bonus Percentage for such Incentive Period and such Target shall be adjusted in accordance with the following formula:

Adjusted Bonus Percentage = Bonus Percentage * [1+ ((Actual Performance)/(Stretch Level Target))]

(4)	Incentive Awards will be capped according to the following schedule:

a.	For markets which budget a loss and achieve a loss – 100%

b.	For markets which budget a loss and achieve positive results – 150%

c.	For markets which budget operating income less than 5% of revenue – 150%

d.	There is no cap for markets which budget operating income exceeding 5% of total revenue.

(5)

The Company shall pay any Incentive Awards within such time frames as established and approved by the Compensation Committee, which shall generally be within 60 days of the close of each quarter. Incentive Awards shall be paid net of applicable tax withholdings.

H.         Targeted Bonus Levels

The Plan is intended to (a) provide Participant’s with annual aggregate bonuses equal to a targeted percentage of base salary if actual performance is equal to budget level Targets, and (b) increase such targeted bonus percentage and the amount of the bonus if actual performance exceeds the applicable budget level Target. The Bonus Percentage assigned to a Participant is based upon the Participant’s scope of job responsibility and the position’s ability to impact the Company’s overall financial performance. The Bonus Percentage for the CEO will be determined by the Compensation Committee. The Bonus percentage for all other Participants will be proposed by the CEO and CFO and approved by the Compensation Committee.